UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 14, 2021

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada, Suite 202, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(800) 292-3909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A is filed as an amendment (the “Amendment No. 1”) to the Current Report on Form 8-K dated June 4, 2021 (the “Initial 8-K”) filed by MusclePharm Corporation (the “Company”) on June 10, 2021, in which the Company reported that the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company approved the dismissal of SingerLewak LLP as the Company’s certifying accountant and the appointment of Moss Adams LLP as the Company’s new certifying accountant subject to completion of standard client acceptance procedures. This Amendment No. 1 is being filed to disclose that the standard client acceptance procedures have been completed.

Item 4.01	Change in Registrant’s Certifying Accountant.

On July 14, 2021, the Audit Committee executed an engagement letter with Moss Adams LLP to be the Company’s new certifying accountant for the year ending December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name:	Ryan Drexler
Title:	Chief Executive Officer

Date: July 20, 2021